                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of December 1, 2000, supplements the Management
Agreement (the "Agreement") dated as of November 16, 1998, by and between
American Century World Variable Portfolios, Inc., ("ACVP") and American Century
Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such management shall receive the Applicable Fee set forth below:

          NAME OF SERIES                              APPLICABLE FEE

          VP Equity Index Fund                        0.49%

          VP Global Growth Fund                       1.30% on first $1 billion
                                                      1.15% on next $1 billion
                                                      1.05% thereafter

          VP Growth Fund                              1.00%

          VP Ultra Fund                               1.00% on first $20 billion
                                                      0.95% thereafter

          VP Vista Fund                               0.70%

         2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                       VARIABLE PORTFOLIOS, INC.

/s/ Janet A. Nash                                    /s/ David C. Tucker
Janet A. Nash                                        David C. Tucker
Assistant Secretary                                  Senior Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                       MANAGEMENT, INC.

/s/ Charles A. Etherington                           /s/ David C. Tucker
Charles A. Etherington                               David C. Tucker
Assistant Secretary                                  Senior Vice President